Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Jeremy Evans, the Chief Financial Officer of Helios Technologies, Inc. (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended July 4, 2026 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2026

/s/ Jeremy Evans
Jeremy Evans Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)